Exhibit 99.1

Asensus Surgical, Inc. Reports Operating and Financial Results for the First Quarter 2024

RESEARCH TRIANGLE PARK, N.C.-- May 14, 2024 --(GLOBE NEWSWIRE) Asensus Surgical, Inc. (NYSE American: ASXC), a global leader of innovative digital solutions for the operating room, announced its operating and financial results for the first quarter 2024.

Recent Highlights

●	Announced non-binding acquisition proposal and exclusivity arrangement with KARL STORZ SE & Co. KG (KARL STORZ)

●	KARL STORZ to provide up to $20 million in financing

●	Nearly 900 procedures performed globally during the quarter

●	One Senhance® Surgical Program initiation year-to-date

●	First quarter revenue of $1.1 million

●	The Company had cash and cash equivalents and short-term investments, excluding restricted cash, of approximately $8.0 million at March 31, 2024

"In the first quarter, we made steady progress in the continued adoption and utilization of Senhance and the ISU, as well as the development of the LUNA™ Surgical System,” said Anthony Fernando, Asensus Surgical President and CEO. “We also recently announced a potential acquisition by KARL STORZ, which we believe could accelerate our mission to transform the way surgery is performed on a global scale. Looking to the balance of 2024, our team remains focused on goals and milestones for LUNA and the negotiation of a definitive merger agreement with KARL STORZ, which we hope will lead to a completed transaction."

Upcoming 2024 Milestones

For the full year 2024, the Company expects:

●	To initiate 8 - 10 new Senhance programs
●	Procedure volume growth of 15% to 20% over 2023
●	Achieve design freeze for the LUNA Surgical System
●	Verification and validation testing, and pilot manufacturing for the LUNA Surgical System

Non-Binding Acquisition Proposal and Exclusivity Arrangement with KARL STORZ

In April, the Company announced a non-binding letter of intent with KARL STORZ, a global medical technology company, regarding a potential acquisition. KARL STORZ proposed to acquire 100% of Asensus' outstanding shares for $0.35 per share in cash. During an exclusivity period of up to ten weeks, KARL STORZ will conduct due diligence, and the parties will negotiate a definitive merger agreement. Asensus entered into a secured loan of up to $20 million from KARL STORZ to support operations during the exclusivity period and potential transaction process. This loan will provide up to $10 million of liquidity during the exclusivity period. As of today the Company has drawn the first $7 million of the initial $10 million tranche of the loan which has provided liquidity for operations. If a definitive merger agreement is successfully negotiated and executed, additional funding in an aggregate amount of up to $10 million will be available under the loan to fund operations while the Company pursues stockholder approval. If a definitive merger agreement is reached and approved by Asensus' stockholders, and all other closing conditions are met, the Company will be acquired by KARL STORZ and cease to be publicly traded.

Market Development

Procedure Volumes

In the first quarter of 2024, surgeons performed nearly 900 procedures utilizing the Senhance System. These procedures included general surgery, gynecology, urology, colorectal, pediatric, and bariatric surgical cases.

2024 Senhance Program Initiations

Year to date, the Company initiated one new Senhance Surgical System placement at Sendai Tokushukai Hospital in Japan.

Clinical Registry (TRUST)

The Company continues to leverage its growing body of real-world clinical data through the utilization of its TRUST™ clinical registry. The Company believes TRUST is the largest multi-specialty robotic-assisted laparoscopic registry in the industry, with approximately 3,500 patients enrolled to date, a 45% increase from first quarter 2023.

Clinical Validation

Year to date, there were 6 peer-reviewed clinical papers published providing further support for the clinical utility of the Senhance System across a variety of surgical specialties. These papers, along with a library of similar papers, can be found on the Company’s website: https://www.asensus.com/resources/clinical-publications

First Quarter Financial Results

For the three months ended March 31, 2024, the Company reported revenue of $1.1 million as compared to revenue of $1.0 million in the three months ended March 31, 2023. Revenue in the first quarter of 2024 included $0.5 million in lease revenue, $0.3 million in instruments and accessories, and $0.3 million in services.

For the three months ended March 31, 2024, total operating expenses were $22.7 million, as compared to $20.4 million, in the three months ended March 31, 2023.

For the three months ended March 31, 2024, net loss was $22.5 million, or $0.08 per share, as compared to a net loss of $22.2 million, or $0.09 per share, in the three months ended March 31, 2023.

Adjusted net loss is a non-GAAP financial measure. See the reconciliation of GAAP to Non-GAAP Measures below. For the three months ended March 31, 2024, the adjusted net loss was $18.0 million, or $0.07 per share, as compared to an adjusted net loss of $22.0 million, or $0.09 per share in the three months ended March 31, 2023, after adjusting for the following charges: amortization of intangible assets, change in fair value of contingent consideration, and change in fair value of warrant liabilities, all of which are non-cash charges.

Balance Sheet Updates

The Company had cash, cash equivalents and short-term investments, excluding restricted cash of approximately $8.0 million as of March 31, 2024.

Conference Call

To listen to the conference call on your telephone, please dial 1-888-886-7786 for domestic callers and 416-764-8658 for international callers, approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link https://ir.asensus.com/events-and-presentations. The replay will be available on the Company’s website.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. The Company’s novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about the Senhance® Surgical System and the new LUNA™ System in development, visit www.asensus.com.

Follow Asensus

Email Alerts: https://ir.asensus.com/email-alerts

LinkedIn: https://www.linkedin.com/company/asensus-surgical-inc/

X: https://twitter.com/AsensusSurgical

YouTube: https://www.youtube.com/@AsensusSurgical

Forward-Looking Statements

This press release includes statements relating to Asensus Surgical, and our 2024 first quarter results, and of the potential acquisition transaction with KARL STORZ (the “Potential Acquisition”). These statements and other statements regarding our future plans and goals constitute "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether we will be able to meet our milestones for the year, including the initiation of 8-10 new Senhance programs, 15% to 20% procedure volume growth over the full year 2023, active design freeze for the LUNA Surgical System, and verification and validation testing and pilot manufacturing for the LUNA Surgical System; whether the Potential Acquisition by KARL STORZ will occur, the results of the due diligence investigation by KARL STORZ, the possibility that KARL STORZ will terminate the exclusivity period, whether the parties will successfully negotiate and enter into a definitive merger agreement and, if so, whether it will be approved, the risk that the terms of the definitive agreement may not be as favorable to the Company’s stockholders as proposed in the letter of intent, including the purchase price, the timing of execution of such agreement, the availability and sufficiency for funding the Company’s near-term operations of up to $20 million available under the secured promissory note (the “Note”), if received, and whether the Company will be able to repay the Note if the Potential Acquisition is not consummated. For a discussion of the risks and uncertainties associated with the Company’s business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Asensus Surgical, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Product	$313	$293
Service	285	195
Lease	525	488
Total revenue	1,123	976
Cost of revenue:
Product	1,681	1,225
Service	452	749
Lease	923	973
Total cost of revenue	3,056	2,947
Gross loss	(1,933)	(1,971)
Operating expenses:
Research and development	8,091	10,139
Sales and marketing	3,642	4,553
General and administrative	4,374	5,468
Amortization of intangible assets	114	112
Change in fair value of contingent consideration	6,480	105
Total operating expenses	22,701	20,377
Operating loss	(24,634)	(22,348)
Other income (expense), net:
Change in fair value of warrant liabilities	2,116	—
Interest income	126	439
Other expense, net	(59)	(218)
Total other income (expense), net	2,183	221
Loss before income taxes	(22,451)	(22,127)
Income tax expense	(46)	(91)
Net loss	(22,497)	(22,218)
Comprehensive loss:
Net loss	(22,497)	(22,218)
Foreign currency translation (loss) gain	(494)	550
Unrealized gain on available-for-sale investments	8	307
Comprehensive loss	$(22,983)	$(21,361)

Net loss per common share attributable to common stockholders – basic and diluted	$(0.08)	$(0.09)

Weighted average number of shares used in computing net loss per common share – basic and diluted	269,265	238,280

Asensus Surgical, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

(Unaudited)

	March 31,	December 31,
	2024	2023

Assets
Current Assets:
Cash and cash equivalents	$6,995	$17,096
Short-term investments, available-for-sale	994	3,971
Accounts receivable, net	675	3,508
Inventories	5,958	7,172
Prepaid expenses	3,314	3,143
Other current assets	1,312	1,496
Total Current Assets	19,248	36,386
Restricted cash	1,483	1,642
Inventories, net of current portion	3,954	4,043
Property and equipment, net	8,630	8,959
Intellectual property, net	1,114	1,237
Net deferred tax assets	37	44
Operating lease right-of-use assets, net	4,926	5,165
Other long-term assets	1,422	1,610
Total Assets	$40,814	$59,086
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,036	$4,145
Accrued employee compensation and benefits	3,814	5,390
Accrued expenses and other current liabilities	1,243	1,636
Contingent consideration, current	8,700	—
Operating lease liabilities, current	1,056	1,036
Deferred revenue	439	421
Total Current Liabilities	19,288	12,628
Long-Term Liabilities:
Deferred revenue – less current portion	330	290
Contingent consideration	—	2,220
Warrant liabilities	3,772	5,888
Noncurrent operating lease liabilities	4,400	4,646
Total Liabilities	27,790	25,672
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at March 31, 2024 and December 31, 2023; 271,986,369 and 264,921,526 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	272	265
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	975,715	973,129
Accumulated deficit	(961,865)	(939,368)
Accumulated other comprehensive income	(1,098)	(612)
Total Stockholders’ Equity	13,024	33,414
Total Liabilities and Stockholders’ Equity	$40,814	$59,086

Asensus Surgical, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Operating Activities:
Net loss	$(22,497)	$(22,218)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	841	813
Amortization of intangible assets	114	112
Accretion of discounts and premiums on investments, net	(15)	(89)
Stock-based compensation	1,745	1,916
Deferred tax expense	—	91
Bad debt expense	(2)	—
Change in inventory reserves	959	(374)
Change in fair value of warrant liabilities	(2,116)	—
Change in fair value of contingent consideration	6,480	105
Changes in operating assets and liabilities:
Accounts receivable	2,776	1,607
Inventories	(559)	203
Operating lease right-of-use assets	177	187
Prepaid expenses	(183)	250
Other current and long-term assets	313	(27)
Accounts payable	(74)	1,608
Accrued employee compensation and benefits	(1,523)	(1,120)
Accrued expenses and other current liabilities	(359)	(93)
Deferred revenue	73	(13)
Operating lease liabilities	(158)	(206)
Net cash and cash equivalents used in operating activities	(14,008)	(17,248)
Investing Activities:
Purchase of available-for-sale investments	—	(2,949)
Proceeds from maturities of available-for-sale investments	3,000	32,750
Purchase of property and equipment	—	(64)
Net cash and cash equivalents provided by investing activities	3,000	29,737
Financing Activities:
Proceeds from issuance of common stock, net of issuance costs	982	—
Taxes paid related to net share settlement of vesting of restricted stock units	(171)	(488)
Proceeds from exercise of stock options	—	5
Net cash and cash equivalents provided by (used in) financing activities	811	(483)
Effect of exchange rate changes on cash and cash equivalents	(63)	403
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,260)	12,409
Cash, cash equivalents and restricted cash, beginning of period	18,738	7,470
Cash, cash equivalents and restricted cash, end of period	$8,478	$19,879

Supplemental Disclosure for Cash Flow Information:
Cash paid for leases	$351	$330
Cash paid for taxes	$87	$190

Supplemental Schedule of Non-cash Investing and Financing Activities:
Transfer of inventories to property and equipment	$630	$112
Lease liabilities arising from obtaining right-of-use assets	$72	$45

Asensus Surgical, Inc.

Reconciliation of Non-GAAP Measures

Adjusted Net Loss and Net Loss per Share

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

Net loss attributable to common stockholders (GAAP)	$(22,497)	$(22,218)

Adjustments
Amortization of intangible assets (a)	114	112
Change in fair value of contingent consideration (b)	6,480	105
Change in fair value of warrant liabilities (c)	(2,116)	—
Adjusted net loss attributable to common stockholders (Non-GAAP)	$(18,019)	$(22,001)

	Three Months Ended
	March 31,
	2024	2023
Net loss per share attributable to common stockholders (GAAP)	$(0.08)	$(0.09)

Adjustments
Amortization of intangible assets (a)	—	—
Change in fair value of contingent consideration (b)	0.02	—
Change in fair value of warrant liabilities (c)	(0.01)	—
Adjusted net loss per share attributable to common stockholders (Non-GAAP)	$(0.07)	$(0.09)

The non-GAAP financial measures for the three months ended March 31, 2024 and 2023, provide management with additional insight into the Company’s results of operations from period to period without non-cash charges, and are calculated using the following adjustments:

a)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 7 to 10 years.

b)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a probability of occurrence related to a non-binding letter of intent with KARL STORZ SE & Co. KG for a potential acquisition of the Company and a Monte-Carlo simulation utilizing significant unobservable inputs including the probability of achieving each of the potential milestones, revenue volatility, EURO to USD exchange rate, and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

c)  The Company recorded warrant liabilities related to common stock warrants issued in the registered direct offering in July 2023.

Warrant liabilities were recorded at their initial estimated fair value. Adjustments associated with changes in fair value of the warrant liabilities are included in the Company’s consolidated statements of operations and comprehensive loss.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA CONTACT:

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488